SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2008

SOLAR ENERTECH CORP.
(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51717 (Commission File No.)	98-0434357 (IRS Employee Identification No.)

1600 Adams Drive
Menlo Park, California 94025
(Address of Principal Executive Offices)

(650) 688-5800
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 29, 2008, Solar EnerTech Corp., a Delaware corporation (the “Company”), and Ming Wai Anthea Chung, Chief Financial Officer of the Company, entered into a Consulting Agreement (the “Consulting Agreement”) in connection with Ms. Chung’s resignation from the Company effective December 8, 2008.  Pursuant to the Consulting Agreement, Ms. Chung will continue to work for the Company during the six month period following the effective date of her resignation for a two-installment payment totaling $65,000. Ms. Chung will also continue to receive all benefits and reimbursable expenses described in her existing Management Agreement with the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 24, 2008, Ms. Ming Wai Anthea Chung, Chief Financial Officer of the Company, announced her resignation from the Company effective December 8, 2008.  The Company will be conducting a search for a new chief financial officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2008

SOLAR ENERTECH CORP.

By: /s/ LEO YOUNG
Leo Young, Chief Executive Officer